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Exhibit 99.3

SEVERANCE AGREEMENT

        THIS SEVERANCE AGREEMENT (this "Agreement") is made as of this 26th day of August, 2002, between Heritage Property Investment Trust, Inc., a corporation organized under the State of Maryland and having its principal place of business at 535 Boylston Street, Boston, Massachusetts 02116 (the "Company") and David G. Gaw of Lynnfield, Massachusetts (the "Executive").

RECITALS

        WHEREAS, the Company considers it essential to the best interest of its stockholders to foster the continuous employment of key management personnel, and believes that the possibility of a change of control of the Company and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

        WHEREAS, the Board of Directors has therefore determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change of control of the Company;

        NOW, THEREFORE, in consideration of the mutual premises set forth below and for other good and valuable consideration, in order to induce the Executive to remain in the employ of the Company, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event his employment with the Company terminates, including subsequent to a "Change of Control" of the Company, under the circumstances described below.

        1.    DEFINITIONS

        The following terms used in this Agreement shall have the meanings given below:

        (a)   "Annual Base Salary" shall mean the Executive's gross annual salary before any deductions, exclusions or any deferrals or contributions under any Company plan or program, but excluding bonuses, incentive compensation, employee benefits or any other non-salary form of compensation (determined without regard to any reduction in Annual Base Salary that results in "Good Reason" termination).

        (b)   "Board" shall mean the Board of Directors of the Company.

        (c)   "Bonus Amount" shall mean the average dollar amount of the annual bonus paid or payable to the Executive under the Company's annual bonus plan for each of the three most recently completed fiscal years under such plan, if any. For purposes hereof, the "Bonus Amount" shall not include any special bonuses paid outside of the Company's generally applicable annual bonus plan (or any successor plan).

        (d)   "Cause" shall have the meaning given in Section 3(b) hereof.

        (e)   "Change of Control" shall mean the occurrence of any of the following after the date hereof:

          (i)    any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as modified in Section 13(d) and 14(d) of the Exchange Act), other than (A) the Company or any of its subsidiaries, (B) an employee benefit plan of the Company or any of its subsidiaries, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) the Fund or any of its subsidiaries or affiliates, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a "Person"), becomes the "beneficial owner" (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the shares of voting stock of the Company then outstanding and such Person's beneficial ownership level then exceeds the percentage of the Company's outstanding voting stock beneficially owned by the Fund; or

          (ii)   the consummation of a merger or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company; or

          (iii)  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities that represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company; or

          (iv)  a majority of the Board votes in favor of a decision that a Change of Control has occurred.

        (f)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (g)   "Company" shall have the meaning given in the preamble hereto.

        (h)   "Covered Termination" shall have the meaning given in Section 3(a) hereof.

        (i)    "Date of Termination" shall mean the effective date of the Executive's termination of employment with the Company, as determined hereunder.

        (j)    "Disability" shall mean the absence of the Executive from the full-time performance of his duties with the Company for a period of six months, whether or not consecutive, during any 365-day period as a result of incapacity due to physical or mental illness. A determination of Disability shall be made by a physician satisfactory to both the Executive and the Company; provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties.

        (k)   "Excise Tax" shall have the meaning given in Section 7 hereof.

        (l)    "Fund" shall mean the New England Teamsters and Trucking Industry Pension Fund, a trust organized under the laws of the Commonwealth of Massachusetts.

        (m)  "Good Reason" shall have the meaning given in Section 3(c) hereof.

        (n)   "Gross-Up Payment" shall have the meaning given in Section 7 hereof.

        2.    TERM OF AGREEMENT

        This Agreement shall take effect as of the date first set forth above, and shall terminate upon the earlier of (a) the death or Disability of the Executive, (b) the termination of the employment of the Executive by the Company for "Cause" (as defined below), or (b) the resignation of the Executive without "Good Reason" (as defined below).

        3.    COVERED TERMINATION

        (a)    General.    The Executive shall be treated as having incurred a "Covered Termination" hereunder if his employment is terminated during the term of this Agreement by the Company other than for "Cause" or by the Executive for "Good Reason." The Executive shall not be treated as having incurred a Covered Termination if his employment is terminated as a result of death or Disability or if his employment is terminated by the Company for "Cause" or by the Executive without "Good Reason."

        (b)    Termination for Cause.    Termination by the Company of the Executive's employment for "Cause" shall mean termination as a result of:

          (i)    the conviction of the Executive of, or the entry of a plea of guilty or nolo contendere by the Executive to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle and not including a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the Executive on a per se basis due to the Company offices held by the Executive, so long as any act or omission of the Executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board);

          (ii)   willful breach of duty of loyalty which is materially detrimental to the Company;

          (iii)  willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the directives of the Board or Chief Executive Officer which continues for thirty days after written warning to the Executive that it will be deemed a basis for a for "Cause" termination; or

          (iv)  gross negligence or willful misconduct in the performance of the Executive's duties.

    For purposes of this Section, no act, or failure to act, on the Executive's part will be deemed willful unless done, or omitted to be done, by the Executive not in good faith and without a reasonable belief that the Executive's act or failure to act, was in the best interest of the Company. The Date of Termination for a termination for Cause shall be the date specified by the Company.

        (c)    Termination for Good Reason.    Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination as a result of:

          (i)    The removal from or failure to re-elect or re-appoint the Executive to the offices held by the Executive as of the date of this Agreement;

          (ii)   The assignment to the Executive of any duties, responsibilities, or reporting requirements materially inconsistent with the duties, responsibilities or reporting requirements as in effect as of the date of this Agreement, or any material diminishment, on a cumulative basis, of the Executive's overall duties, responsibilities or status;

          (iii)  A reduction by the Company in the Executive's Annual Base Salary as in effect as of the date of this Agreement;

          (iv)  Any reduction in the Executive's target or maximum bonus percentage under any Company annual bonus plan applicable to the Executive from the percentage in effect as of the date of this Agreement;

          (v)   Except as required by law, any action by the Company to diminish or deprive the Executive of any material fringe benefit enjoyed by the Executive under the employee benefit and welfare plans of the Company, including without limitation, any medical, dental, 401(k), accident, disability and life insurance benefits;

          (vi)  The requirement by the Company that the principal place of business at which the Executive performs his duties be changed to a location outside the greater Boston metropolitan area; or

          (vii) Any breach by the Company of any provision of this Agreement.

The Executive shall provide the Company with 30-day advance written notice of a termination for Good Reason setting forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination. Such notice may only be given within sixty (60) days following the occurrence of the event that provides the basis for the termination; provided, however, that any failure to give notice on the basis of an event shall bar the Executive from terminating on account of Good Reason solely on the basis of that event but not waive the Executive's rights as to any other or any future Good Reason events. If within the thirty (30) day period, the Company takes actions reasonably satisfactory to the Executive to remedy the basis for the Good Reason termination, such notice of termination shall be considered null and void. The Date of Termination for a termination for Good Reason shall be the expiration of the 30-day notice period provided for above.

        4.    SEVERANCE/COVERED TERMINATION—NO CHANGE OF CONTROL

        In the event that a Covered Termination occurs during the term of this Agreement, including during a period of two (2) years following the consummation of a Change of Control, the Executive shall be entitled to receive, and the Company shall pay the Executive as severance an amount equal to the sum of:

        (a)   the Executive's Annual Base Salary as in effect immediately prior to the Date of Termination; and

        (b)   the Executive's Bonus Amount as of the Date of Termination.

        5.    SEVERANCE/COVERED TERMINATION FOLLOWING CHANGE OF CONTROL

        In the event that a Covered Termination occurs during the term of this Agreement, including during a period of two (2) years following the consummation of a Change of Control, the Executive shall be entitled to receive, and the Company shall pay the Executive as severance an amount determined by multiplying two (2) times the sum of:

        (a)   the Executive's Annual Base Salary as in effect immediately prior to the Date of Termination; and

        (b)   the Executive's Bonus Amount as of the Date of Termination.

        6.    OTHER SEVERANCE BENEFITS

        In addition to the severance payment provided under Sections 4 or 5 hereof, the Executive shall be entitled to the following benefits and other rights in the event of his Covered Termination:

        (a)    Accrued Rights.    The Executive shall be entitled to the following payments and benefits in respect of accrued compensation rights upon a Covered Termination, in addition to other rights provided under this Agreement:

          (i)    payment of any accrued but unpaid Annual Base Salary through the Date of Termination;

          (ii)   payment of any earned but unpaid bonus under the Company's annual bonus plan for any completed fiscal year prior to the Date of Termination;

          (iii)  payment of a pro-rata portion of the bonus allocated to the Executive under the Company's annual bonus plan for the fiscal year in which the Date of Termination occurs, if any;

          (iv)  all benefits and rights accrued under the employee benefit plans, fringe benefits programs and payroll practices of the Company in accordance with their terms (including, without limitation, employee pension, employee welfare, incentive bonus, stock incentive plans, and any accrued vacation or accrued sick pay time); and

          (v)   a payment equal to any forfeited portion of the account balance of the Executive under any Company tax qualified and non-qualified pension and deferred compensation plans as a result of failure to satisfy vesting requirements due to the Covered Termination.

        (b)    Restricted Stock and Stock Options.    Upon the occurrence of a Covered Termination, all shares of restricted stock of the Company and all options to purchase shares of the Company's common stock previously awarded to the Executive shall immediately vest.

        (c)    Outplacement Services.    Upon the occurrence of a Covered Termination, the Executive shall be provided, at the Company's sole expense, with professional outplacement services consistent with the Executive's duties or profession and of a type and level customary for persons in his position, as selected by the Company, subject to reasonable limitations established by the Company on a uniform basis for similarly situated executives as to duration and dollar amounts.

        7.    EXCISE TAX REIMBURSEMENT

        In the event it shall be determined that any payment or distribution by the Company or any other person or entity to or for the Executive's benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, or whether prior to or following the Covered Termination in connection with, or arising out of, the Executive's employment with the Company or a Change of Control (a "Payment") will be subject to the tax (the "Excise Tax") imposed by section 4999 of the Code, the Company shall pay to the Executive at the time specified in Section 8 hereof an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Payments and any federal (and state and local) income tax, employment tax, and Excise Tax upon the payment provided for by this paragraph, shall be equal to the amount of the Payments. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax the following will apply:

        (a)   any payments or benefits received or to be received by the Executive in connection with a Change of Control or his termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change of Control) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the reasonable judgement of the Company's independent auditors such other payments or benefits (in whole or in part) do not constitute parachute payments, or represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code in excess of the base amount within the meaning of section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax; and

        (b)   the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with proposed, temporary or final regulations under Sections 280G(d)(3)) and (4) of the Code or, in the absence of such regulations, in accordance with the principles of Section 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the amount of Excise Tax attributable to Payments is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, he shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax, employment tax and federal (and state and local) income tax imposed on the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax and/or a federal (and state and local) income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2) (B) of the Code. In the event that the Excise Tax attributable to Payments is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

        8.    METHOD OF PAYMENT

        The payments provided for in Sections 4, 5, 6 and 7 hereof, as applicable, shall be made in a cash lump-sum payment, net of any required tax withholding, upon the later of (i) the thirtieth (30th) business day following the Date of Termination or (ii) the expiration of the seven (7) day revocation period applicable under the release of claims referred to in Section 11 hereof. Any payment required under Sections 4, 5, 6 or 7 or any other provision of this Agreement that is not made in a timely manner shall bear interest at a rate equal to one hundred twenty (120) percent of the monthly compounded short-term applicable federal rate, as in effect under Section 1274(d) of the Code for the month in which the payment is required to be made.

        9.    RELOCATION EXPENSES

        The Executive shall be entitled to a reimbursement payment from the Company equal to his reasonable moving expenses (determined in accordance with Company's relocation policy) incurred in connection with the Executive's written acceptance of a position with the Company requiring his relocation to a metropolitan area, other than the metropolitan area where his office is located at the time of the Change of Control. The Company shall pay the Executive an additional payment in an amount such that the net amount retained by the Executive after deduction for any federal, state, and local income tax, employment tax and any Excise Tax on the reimbursement payment shall equal the amount of the reimbursement payment.

        10.    NO MITIGATION OR OFFSET

        The Executive shall not be required to mitigate the amount of any severance payment or benefit provided under this Agreement by seeking other employment or otherwise. The amount of any payment or benefit to which the Executive becomes entitled hereunder shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, nor by offset against any amount claimed to be owed to the Company by reason of a claimed breach by the Executive of his obligations under Sections 12 or 13 hereof or otherwise (except that offset shall apply as specifically provided in Section 22 hereof concerning other severance payments).

        11.    RELEASE OF CLAIMS

        As conditions of Executive's entitlement to the severance payments and benefits provided by this Agreement, the Executive shall be required to execute and honor the terms of a waiver and release of claims against the Company substantially in the form attached hereto as Exhibit A (as may be modified consistent with the purposes of such waiver and release to reflect changes in law following the date hereof).

        12.    RESTRICTION ON CONDUCT OF EXECUTIVE

        (a)    General.    The Executive and the Company understand and agree that the purpose of the provisions of this Section 12 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to impair or infringe upon the Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. The Executive hereby acknowledges that the post-employment restrictions set forth in this Section 12 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of his employment with the Company. Therefore, subject to the limitations of reasonableness imposed by law upon restrictions set forth herein, the Executive shall be subject to the restrictions set forth in this Section 12.

        (b)    Definition.    The following capitalized terms used in this Section 12 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

        "Confidential Information" means any confidential or proprietary information possessed by the Company without limitation, any confidential "know-how", customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans, new personnel acquisition plans and any other information that would constitute a trade secret under the common law or statutory law of the State of Delaware.

        "Determination Date" means the date of termination of the Executive's employment with the Company for any reason whatsoever or any earlier date (during the Restricted Period) of an alleged breach of the Restrictive Covenants by the Executive.

        "Person" means any individual or any corporation, partnership, joint venture, association or other entity or enterprise.

        "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, member, trustee, director, officer, manager, employee, agent, representative or consultant.

        "Protected Employees" means employees of the Company or its affiliated companies who were employed by the Company or its affiliated companies at any time within six (6) months prior to the Determination Date.

        "Restricted Period" means the period of the Executive's employment with the Company plus a period extending two (2) years from the date of termination of employment.

        "Restrictive Covenants" means the restrictive covenants contained in Section 12(c) hereof.

        (c)    Restrictive Covenants.

          (i)    Restriction on Disclosure and Use of Confidential Information.    The Executive understands and agrees that the Confidential Information constitutes a valuable asset of the Company and its affiliated entities, and may not be converted to the Executive's own use. Accordingly, the Executive hereby agrees that the Executive shall not, directly or indirectly, at any time, reveal, divulge or disclose to any Person not expressly authorized by the Company any Confidential Information, and the Executive shall not, directly or indirectly, use or make use of any Confidential Information in connection with any business activity other than that of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or the Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

          (ii)    Nonsolicitation of Protected Employees.    The Executive understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to the Executive's own use. Accordingly, the Executive hereby agrees that during the Restricted Period the Executive shall not directly or indirectly on the Executive's own behalf or as a Principal or Representative of any Person solicit any Protected Employee to terminate his or her employment with the Company.

          (iii)    Noninterference with Company Opportunities.    The Executive understands and agrees that all shopping center investment opportunities with which he is involved during his employment with the Company constitute valuable assets of the Company and its affiliated entities, and may not be converted to Executive's own use. Accordingly, the Executive hereby agrees that during the Restricted Period, the Executive shall not directly or indirectly on the Executive's own behalf or as a Principal or Representative of any Person, interfere with, solicit, pursue, or in any way make use of any such opportunities.

        (d)    Exceptions from Disclosure Restrictions.    Anything herein to the contrary notwithstanding, the Executive shall not be restricted from disclosing or using Confidential Information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Executive or his agent; (ii) becomes available to the Executive in a manner that is not in contravention of applicable law from a source (other than the Company or its affiliated entities or one of its or their officers, employees, agents or representative) that is not bound by a confidential relationship with the Company or its affiliated entities or by a confidentiality or other similar agreement; (iii) was known to the Executive on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to the Executive by the Company or its affiliated entities or one of its or their officers, employees, agents or representatives; or (iv) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, court order or legal process, any disclosure or use shall be limited to the extent that disclosure or use is required by law, court order or other legal process and the Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by the Executive.

        (e)    Enforcement of the Restrictive Covenants.

          (i)    Rights and Remedies Upon Breach.    In the event the Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the right and remedy to enjoin, preliminarily and permanently, the Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. The rights referred to in the preceding sentence shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

          (ii)    Severability of Covenants.    The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and space and in all other respects. If any court determines that any Restrictive Covenants, or any part thereof is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

        13.    COOPERATION IN FUTURE MATTERS

        The Executive hereby agrees that, for a period of three (3) years following his Date of Termination, he shall cooperate with the Company's reasonable requests relating to matters that pertain to the Executive's employment by the Company, including, without limitation, providing information or limited consultation as to such matters, participating in legal proceedings, investigations or audits on behalf of the Company, or otherwise making himself reasonably available to the Company for other related purposes. Any such cooperation shall be performed at times scheduled taking into consideration the Executive's other commitments, and the Executive shall be compensated at a reasonable hourly or per diem rate to be agreed by the parties to the extent such cooperation is required on more than an occasional and limited basis. The Executive shall not be required to perform such cooperation to the extent it conflicts with any requirements of exclusivity of service for another employer or otherwise, nor in any manner that in the good faith belief of the Executive would conflict with his rights under or ability to enforce this Agreement.

        14.    INDEMNIFICATION

        (a)   Following the Date of Termination, the Company agrees that it will, indemnify and hold harmless the Executive, against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Date of Termination, whether asserted or claimed prior to, at or after the Date of Termination (other than pertaining to the Executive's breach of any agreements with the Company, including without limitation to the Restrictive Covenants of Section 12 hereof), to the fullest extent that the Company would have been permitted under Maryland law and its certificate of incorporation or bylaws in effect on the date hereof to indemnify the Executive (and the Company shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Executive provides an undertaking to repay advances if it is ultimately determined that the Executive is not entitled to indemnification).

        (b)   The provisions of this Section 14 are intended to be an addition to the rights otherwise available to the Executive by law, charter, statute, bylaw or separate agreement between the Company and the Executive. The Company shall continue to honor any indemnification agreement between the Company and the Executive entered into prior to the Date of Termination in accordance with the terms thereof.

        15.    SUCCESSORS, BINDING AGREEMENT

        (a)   The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if he terminated his employment for Good Reason following a Change of Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        (b)   This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amount remains payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executives devisee, legatee or other designee or, if there is no such designee, to the Executive's estate.

        16.    NOTICE

        Any notice required or permitted to be given by this Agreement shall be effective only if in writing, delivered personally against receipt therefor or mailed by certified or registered mail, return receipt requested, to the parties at the addresses hereinafter set forth, or at such other places that either party may designate by notice to the other.

        Notice to the Company shall be addressed to:

  Heritage Property Investment Trust, Inc.
  535 Boylston Street
  Boston, MA 02116
  Attn: President

        Notice to the Executive shall be addressed to him at his last residence shown on the records of the Company.

        All such notices shall be deemed effectively given (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, and (iii) if mailed, two (2) days after being mailed as described above.

        17.    MISCELLANEOUS

        No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws of the Commonwealth of Massachusetts. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        18.    COUNTERPARTS    This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        19.    ARBITRATION

        Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

        20.    PAYMENT OF LEGAL FEES

        The Company shall pay all reasonable legal fees and expenses incurred by the Executive in connection with any tax audit or proceeding relating to the application of Section 4999 of the Code to any payment or benefit provided by the Company, or incurred by the Executive in any arbitration or other proceeding (whether or not instituted by the Company or the Executive), in successfully enforcing or defending his rights under this Agreement.

        21.    NO RESTRICTION ON EMPLOYMENT RIGHTS

        Nothing in this Agreement shall confer on the Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Executive at any time for any reason whatsoever, with or without Cause, subject to the requirements of this Agreement. Nothing in this Agreement shall restrict the right of the Executive to terminate his employment with the Company at any time for any reason whatsoever, with or without Good Reason.

        22.    OTHER SEVERANCE AGREEMENTS    Any severance payments provided to the Executive under Section 4 or 5 hereof, shall be offset by the dollar amount of any other cash severance payments to which the Executive is entitled under any other severance or termination pay plan, policy or agreement with the Company or its affiliates.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed under seal as of the date first above written.

HERITAGE PROPERTY INVESTMENT TRUST, INC.		EXECUTIVE
By:	/s/ THOMAS C. PRENDERGAST	/s/ DAVID GAW
Title:	President and CEO

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  Exhibit 99.3
SEVERANCE AGREEMENT